Exhibit 3.1

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or print copies of filed documents, visit www.sos.state.co.us	E-Filed	Colorado Secretary of State Date and Time: 12/10/2013 11:18 AM ID Number: 20131707996 Document number: 20131707996 Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation
filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1.	The domestic entity name for the corporation is
Integrity Capital Income Fund, Inc.

(The name of a corporation must contain the term or abbreviation “corporation”, “incorporated”, “company”, “limited”, “corp.”, inc.”, “co.” or “ltd.”. See §7-90- 601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2 The principal office address of the corporation’s initial principal office is

Street address	13540 Meadowgrass Drive
(Street name and number or Post Office information)
Suite 100
Colorado Springs CO 80921
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

Mailing address
(leave blank if same as street address)	(Street name and number or Post Office information)

(City) (State) (Postal/Zip Code)

(Province - if applicable) (Country - if not US)

3. The registered agent name and registered agent address of the corporation’s initial registered agent are:
Name (if an individual)	Mehringer Theresa M.
(Last) (First) (Middle) (Suffix)
or (if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address	6400 South Fiddlers Green Circle
(Street name and number or Post Office information)
Suite 1000
Greenwood Village CO 80111
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

Mailing address
(leave blank if same as street address)	(Street name and number or Post Office information)

(City) (State) (Postal/Zip Code)

(Province - if applicable) (Country - if not US)

(The following statement is adopted by marking the box.)
☑   The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are
Name (if an individual)	Mehringer Theresa M.
(Last) (First) (Middle) (Suffix)

or (if an entity)
(Caution: Do not provide both an individual and an entity name.)
Mailing address	6400 South Fiddlers Green Circle
(Street name and number or Post Office information)
Suite 1000
Greenwood Village CO 80111
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐   The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5.	The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☐	The corporation is authorized to issue ______________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☑	Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

(Caution: At least one box must be marked. Both boxes may be marked, if applicable.)

6.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☑    This document contains additional information as provided by law.

7.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document is/are
____________________________________
(mm/dd/yyyy hour:minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are
Mehringer Theresa M
(Last) (First) (Middle) (Suffix)
6400 South Fiddlers Green Circle
(Street name and number or Post Office information)
Suite 1000
Greenwood Village CO 80111
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐  This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ADDITIONAL PROVISIONS TO THE
ARTICLES OF INCORPORATION
OF
INTEGRITY CAPITAL INCOME FUND, INC.

ARTICLE I
CAPITAL

The aggregate number of shares of all classes of capital stock which this corporation (the “Corporation”) shall have authority to issue is 210,000,000 shares, of which 10,000,000 shares shall be shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”), and 200,000,000 shares shall be shares of common stock, par value of $0.0001 per share (the “Common Stock”).

Preferred Stock.  The designations, preferences, limitations, restrictions, and relative rights of the Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Colorado Business Corporation Act by the board of directors of the Corporation (the “Board of Directors”).

Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power.

Common Stock.  The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited herein, or by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable.  Shareholders of the Corporation do not have a preemptive right to acquire unissued shares of the Corporation’s capital stock.

ARTICLE II
DIRECTORS

Number of Directors.  The number of directors of the Corporation shall be no less than three and no more than nine, with the number of directors serving to be fixed by resolution of the Board of Directors.  A majority of the Board of Directors shall be independent directors.  A director is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the Investment Company Act of 1940.

Classes of Directors.  The Board of Directors shall be divided into three classes, designated Class A, Class B and Class C, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of shareholders, and in all cases as to each director such term shall extend until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity.  Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible.  The initial term of office of directors of Class A shall expire at the annual meeting of shareholders in 2014, the initial term of office of directors of Class B shall expire at the annual meeting of shareholders in 2015, and the initial term of office of directors of Class C shall expire at the annual meeting of shareholders in 2016.  At each annual meeting of shareholders a number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election.

At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which such director is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.  Any newly created directorship shall, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated by the Board of Directors to that of the available class whose term of office is due to expire at the latest date following such allocation.

Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election of the Board of Directors for a term of office continuing only until the next election of that class of directors by the shareholders.

ARTICLE III
INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law and the Investment Company Act of 1940, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan.  The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

ARTICLE IV
LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified under Section 7‑108‑403 of the Colorado Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Colorado Business Corporation Act is amended after this Article IV is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE V
MEETINGS OF SHAREHOLDERS & VOTE

Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation.  At all meetings of the shareholders, one-third of all votes entitled to be cast at the meeting shall constitute a quorum.  If a quorum is present, the affirmative vote of a majority of the votes cast on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or voting by classes is otherwise required by statute.

ARTICLE VI
NO CUMULATIVE VOTING

There shall be no cumulative voting for the election of directors.

ARTICLE VII
ACTION BY SHAREHOLDERS

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.

ARTICLE VIII
PERIODIC REPURCHASE RIGHTS

(a)            The rights described in this Article VIII shall not apply until 12 months after the effective date of the Corporation’s Form 10 filed with the U.S. Securities and Exchange Commission (the “SEC”).  The Corporation will offer to repurchase up to 2.5% of the weighted average number of shares of Common Stock outstanding in the prior four calendar quarters from the holders thereof on the fifth business day following the date that the Corporation files its Form 10-K or Form 10-Q with the SEC (each a “Repurchase Date”), or on such other date and time as determined by the Board of Directors of the Corporation and disclosed to the holders of the Common Stock through any means reasonably designed to promptly inform the holders of the Common Stock thereof, at a price per share of Common Stock equal to the net asset value per share of the Common Stock as disclosed in the Corporation’s most recently filed Form 10-K or Form 10-Q; provided, however, that the number of shares of Common Stock to be repurchased by the Corporation under this Article VIII during any calendar year shall be limited to the number of shares of Common Stock that the Corporation can repurchase with the proceeds it receives from the sale of shares of Common Stock under the Corporation’s dividend reinvestment plan in effect at such time, unless the Board of Directors of the Corporation determines to dispense with this limitation.  The Corporation shall repurchase shares of Common Stock under this Article VIII on a pro rata basis from among the requests for repurchase received by it in the event that it cannot satisfy all repurchase requests made by holders of Common Stock because of any of the limitations set forth herein.  For avoidance of doubt, no holder of Common Stock shall be obligated to tender or otherwise present any shares of Common Stock for repurchase by the Corporation pursuant to the provisions of this Article VIII, but may elect to do so subject to the terms and conditions contained in this Article VIII and otherwise specified by the Corporation in connection therewith.

(b)            The Board of Directors of the Corporation shall have the right to suspend or terminate any repurchase to be made under this Article VIII to the extent that such repurchase would cause the Corporation to violate federal law or the Colorado Business Corporation Act or otherwise to suspend or terminate the repurchase right and all of the Corporation’s obligations set forth in this Article VIII to the extent that it determines that such repurchase would impair the Corporation’s capital or operations or that it is in the best interest of the Corporation to do so.  The Corporation shall promptly notify the holders of Common Stock of any changes to the repurchase right and the Corporation’s obligations under this Article VIII, including any suspension or termination referred in this Article VIII, through any means reasonably designed to inform the holders of the Common Stock thereof.

(c)            A holder of Common Stock shall have the right to tender and withdraw or rescind a repurchase request in connection with the repurchase right set forth in this Article VIII at any time prior to the applicable Repurchase Date.  All payments required to be made by the Corporation in accordance with this Article VIII shall be made within twenty business days following the Repurchase Date.  The Corporation shall develop any other procedures necessary to effectuate the repurchase right set forth in this Article VIII, including the form of repurchase requests holders of Common Stock are required to tender to the Corporation in connection with each repurchase in accordance with this Article VIII, and inform the holders of Common Stock through any means reasonably designed to inform the holders of the Common Stock thereof at least three business days prior to the applicable Repurchase Date.

(d)            The repurchase right and all of the Corporation’s obligations set forth in this Article VIII will terminate on the date that the Common Stock is listed on a national securities exchange, is included for quotation in a national securities market or, in the sole determination of the Board of Directors of the Corporation, a secondary trading market for the Common Stock otherwise develops.

(e)            All shares of Common Stock to be repurchased in accordance with this Article VIII must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer.  If the Corporation determines that a lien or other encumbrance or restriction exists against the shares of Common Stock, the Corporation shall have no obligation to repurchase, and shall not repurchase, any of the shares of Common Stock subject to the lien or other encumbrance or restriction.

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or print copies of filed documents, visit www.sos.state.co.us	E-Filed	Colorado Secretary of State Date and Time: 04/28/2016 12:05 PM ID Number: 20131707996 Document number: 20161302835 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	20131707996

1. Enity name:	Integrity Capital Income Fund, Inc.
(If changing the name of the corporation, indicate name before the name change)

2. New Entity name:
(if aplicable)

3. Use of Restricted Words (if any of these
terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ "bank" or "trust" or any derivative thereof ☐ "credit union" ☐ "savings and loan" ☐ "insurance", casualty", "mutual", or "surety"

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation's period of duration as amended is perpetual, mark this box:  ☐

7. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:
Welter Andrea E.
(Last) (First) (Middle) (Suffix)
6400 South Fiddlers Green Circle
(Street name and number or Post Office information)
Suite 1000
Greenwood Village CO 80111
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and addressof any additional individuals causing the document to be delivered for filing, mark this box[ ]  and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
INTEGRITY CAPITAL INCOME FUND, INC.

These Articles of Amendment to the Articles of Incorporation were approved by the directors following the approval of the amendments by the shareholders of Integrity Capital Income Fund, Inc. (the “Corporation”).  This attachment is incorporated into the foregoing Articles of Amendment.

1.            Article II of the Articles of Incorporation of the Corporation is hereby deleted and replaced in its entirety by the following:

ARTICLE II
DIRECTORS

Number of Directors.  The number of directors of the Corporation shall be no less than three and no more than nine, with the number of directors serving to be fixed by resolution of the Board of Directors.  A majority of the Board of Directors shall be independent directors.  A director is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the Investment Company Act of 1940.

Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election of the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

2.            All references in Article VIII to “calendar” are hereby deleted and replaced with the word “fiscal.”  Article VIII now reads as follows (changes in italics):

ARTICLE VIII
PERIODIC REPURCHASE RIGHTS

(a)            The rights described in this Article VIII shall not apply until 12 months after the effective date of the Corporation’s Form 10 filed with the U.S. Securities and Exchange Commission (the “SEC”).  The Corporation will offer to repurchase up to 2.5% of the weighted average number of shares of Common Stock outstanding in the prior four fiscal quarters from the holders thereof on the fifth business day following the date that the Corporation files its Form 10-K or Form 10-Q with the SEC (each a “Repurchase Date”), or on such other date and time as determined by the Board of Directors of the Corporation and disclosed to the holders of the Common Stock through any means reasonably designed to promptly inform the holders of the Common Stock thereof, at a price per share of Common Stock equal to the net asset value per share of the Common Stock as disclosed in the Corporation’s most recently filed Form 10-K or Form 10-Q; provided, however, that the number of shares of Common Stock to be repurchased by the Corporation under this Article VIII during any fiscal year shall be limited to the number of shares of Common Stock that the Corporation can repurchase with the proceeds it receives from the sale of shares of Common Stock under the Corporation’s dividend reinvestment plan in effect at such time, unless the Board of Directors of the Corporation determines to dispense with this limitation.  The Corporation shall repurchase shares of Common Stock under this Article VIII on a pro rata basis from among the requests for repurchase received by it in the event that it cannot satisfy all repurchase requests made by holders of Common Stock because of any of the limitations set forth herein.  For avoidance of doubt, no holder of Common Stock shall be obligated to tender or otherwise present any shares of Common Stock for repurchase by the Corporation pursuant to the provisions of this Article VIII, but may elect to do so subject to the terms and conditions contained in this Article VIII and otherwise specified by the Corporation in connection therewith.

1

(b)            The Board of Directors of the Corporation shall have the right to suspend or terminate any repurchase to be made under this Article VIII to the extent that such repurchase would cause the Corporation to violate federal law or the Colorado Business Corporation Act or otherwise to suspend or terminate the repurchase right and all of the Corporation’s obligations set forth in this Article VIII to the extent that it determines that such repurchase would impair the Corporation’s capital or operations or that it is in the best interest of the Corporation to do so.  The Corporation shall promptly notify the holders of Common Stock of any changes to the repurchase right and the Corporation’s obligations under this Article VIII, including any suspension or termination referred in this Article VIII, through any means reasonably designed to inform the holders of the Common Stock thereof.

(c)            A holder of Common Stock shall have the right to tender and withdraw or rescind a repurchase request in connection with the repurchase right set forth in this Article VIII at any time prior to the applicable Repurchase Date.  All payments required to be made by the Corporation in accordance with this Article VIII shall be made within twenty business days following the Repurchase Date.  The Corporation shall develop any other procedures necessary to effectuate the repurchase right set forth in this Article VIII, including the form of repurchase requests holders of Common Stock are required to tender to the Corporation in connection with each repurchase in accordance with this Article VIII, and inform the holders of Common Stock through any means reasonably designed to inform the holders of the Common Stock thereof at least three business days prior to the applicable Repurchase Date.

(d)            The repurchase right and all of the Corporation’s obligations set forth in this Article VIII will terminate on the date that the Common Stock is listed on a national securities exchange, is included for quotation in a national securities market or, in the sole determination of the Board of Directors of the Corporation, a secondary trading market for the Common Stock otherwise develops.

2

(e)            All shares of Common Stock to be repurchased in accordance with this Article VIII must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer.  If the Corporation determines that a lien or other encumbrance or restriction exists against the shares of Common Stock, the Corporation shall have no obligation to repurchase, and shall not repurchase, any of the shares of Common Stock subject to the lien or other encumbrance or restriction

3